                                                                    Exhibit 11.1

       Computation of Primary and Fully Diluted Earnings Per Common Share

                                                                              Three Months Ended
                                                                          6/30/95            6/30/96
                                                                          -------            -------
EARNINGS
Net (Loss) Income                                                      $  (173,691)       $   152,151
Series A Preferred Stock Dividends                                         (92,838)           (91,542)
Series B Preferred Stock Dividends                                        (116,166)          (116,166)
                                                                       -----------        -----------

Pro Forma Loss Applicable to Common Stock                              $  (382,695)       $   (55,557)
                                                                       ===========        ===========

- -----------------------------------------------------------------------------------------------------


SHARES

Weighted Average Common Shares for the
  period ended                                                           8,030,779          8,040,268

Additional Shares Assuming Conversion of:
  Employee Options Exercised                                                     0                  0
                                                                       -----------        -----------


Pro Forma Shares for Primary Earnings
  Per Common Share                                                       8,030,779          8,040,268
                                                                       -----------        -----------

Additional Shares Assuming Conversion of:
  Preferred Stock                                                                0                  0
                                                                       -----------        -----------


Pro Forma Shares for Fully Diluted Earnings
  Per Common Share                                                       8,030,779          8,040,268
                                                                       ===========        ===========


- -----------------------------------------------------------------------------------------------------


Primary Earnings Per Common Share                                      $      (.05)       $      (.01)
Fully Diluted Earnings Per Share                                      *$      (.05)      *$      (.01)

- -----------------------------------------------------------------------------------------------------


* Common Stock Equivalents Have an Anti-Dilutive Effect on Earnings Per Share and are Excluded From This Exhibit.